Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
	Class A		46,294
	Class B		20,605

72DD2 (000s omitted)
	Class M		58,221
	Class Y		 1,914

73A1
	Class A		0.504
	Class B		0.463

74A2
	Class M		0.492
	Class Y		0.516

74U1 (000s omitted)
	Class A		86,275
	Class B		34,430

74U2 (000s omitted)
	Class M	       108,270
	Class Y		 4,063

74V1
	Class A		5.88
	Class B		5.81

74V2
	Class M		5.89
	Class Y		6.09